Exhibit 99.6

EMPLOYMENT AGREEMENT

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AGREEMENT, by and between Schering-Plough Corporation, a New Jersey corporation (the "Company") and Carrie S. Cox (the "Executive"), dated as of the

12th day of May, 2003.

1. EMPLOYMENT PERIOD. The Company agrees to employ the Executive and the

Executive agrees to remain in the employ of the Company, in accordance with the terms and provisions of this Agreement, for the period (the "Employment Period")

beginning on May 15, 2003 (the "Commencement Date"), and ending as of the close of business on May 31, 2008; PROVIDED, HOWEVER, that unless on or before the

90th day immediately preceding each May 31 on which the Employment Period would otherwise end, either party delivers to the other party a written notice of its election to terminate the Employment Period on such May 31, the Employment

Period shall be extended for an additional one-year period commencing on the

June 1 immediately succeeding such May 31 and ending as of the close of business on the following May 31. In the event a Change of Control (as defined in Section

11(d)) occurs during the Employment Period, the Employment Period shall be a period of not less than three years commencing on the Change of Control Date (as defined in Section 11(b)). Notwithstanding anything else herein, the Employment

Period shall end upon the termination of the Executive's employment as provided in Section 4; and if not previously terminated, the Employment Period shall terminate in all events at the close of business on October 1, 2022.

2. Duties and Powers of Executive.

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(a) POSITION; LOCATION. During the Employment Period, the Executive shall be employed as Executive Vice President, and President, Global Pharmaceuticals, of

the Company, or in such other substantially equivalent position requested by the

Chief Executive Officer of the Company (the "CEO") for which the Executive is qualified by education, training and experience. The Executive will serve as an officer of the Company, and will report directly to the CEO. The Executive's services shall be performed at the Company's present campus in Kenilworth, New

Jersey or, subject to Section 4(c)(ii), any location at which the headquarters of the Company is hereafter located.

(b) DUTIES. During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the

Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (i) serve,

with the approval of the CEO (which approval shall not be unreasonably withheld or delayed), on corporate, civic or charitable boards or committees, (ii)

deliver lectures, fulfill speaking engagements or teach at educational institutions, and (iii) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this

Agreement.

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3. Compensation. The Executive shall receive the following

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compensation for her services:

(a) SALARY. During the Employment Period, the Executive shall be paid a base salary (the "Base Salary") at an annual rate of not less than $900,000, payable in accordance with the Company's normal payroll practices as in effect from time to time for its senior executives. From time to time and at least annually, the

CEO shall review and recommend to the Executive Compensation and Organization

Committee (the "Committee") of the Board of Directors of the Company (the

"Board") the annual rate of the Base Salary for appropriate upward adjustments

(such rate as in effect from time to time, the "Annual Base Salary"); PROVIDED,

HOWEVER, that during a Change of Control Period (as defined in Section 11(c)),

the Annual Base Salary shall be increased at any time and from time to time as shall be substantially consistent with increases in base salary generally awarded in the ordinary course of business to other senior executives of the

Company. Annual Base Salary shall not be reduced after any increase thereof pursuant to this Section 3(a). Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation of the Company under this

Agreement.

(b) INCENTIVE CASH COMPENSATION. For each year during the Employment Period beginning with 2003, the Executive shall be eligible for cash incentive awards

(each, an "Annual Bonus") under the Company's Executive Incentive Plan or any successor or replacement plan (collectively, the "Cash Bonus Plans"), in accordance with the terms thereof; provided, however, that, during the Change of

Control Period, the Executive shall be awarded, for each fiscal year ending during the Change of Control Period, an Annual Bonus at least equal to the greater of (i) the highest Annual Bonus (annualized for any fiscal year consisting of less than twelve full months) earned by the Executive under the

Cash Bonus Plans in respect of the three most recent full fiscal years ending on or prior to the Change of Control Date, or (ii) the Executive's target Annual

Bonus for the fiscal year during which the Change of Control Date occurs. The

Executive's target Annual Bonus for 2003 shall be 80% of her Base Salary, and her maximum Annual Bonus for 2003 shall be 200% of the target Annual Bonus;

provided, that in no event shall her actual Annual Bonus for 2003 be less than

80% of the Base Salary paid in 2003. Thereafter, for each year during the

Employment Period, the Executive's target Annual Bonus shall be at least 80% of her Base Salary and her maximum Annual Bonus shall be at least 200% of the target Annual Bonus.

(c) EQUITY COMPENSATION.

(i) The Company shall grant to the Executive 100,000 restricted shares of the Company's common stock (the "Shares"), on the

Commencement Date, in accordance with the form of grant

attached hereto as Exhibit A and which Shares shall be the

subject of a duly filed registration statement (Form S-8),

and options to purchase 450,000 shares of the Company's

common stock (the "Options") on May 14, 2003. Except as

otherwise provided in Sections 3(j), 5(a)(iv), 5(b)(ii),

and Exhibit A, the Shares shall vest on the third

anniversary of the Commencement Date, if the Executive

remains employed by the Company on that anniversary. The

Options shall be granted under the Schering-Plough

Corporation 2002 Stock Incentive Plan (the "2002 Stock

Plan"), effective May 14, 2003, but subject to forfeiture

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if the Executive fails for any reason to commence

employment hereunder on the Commencement Date. Except as

otherwise provided in Sections 3(j), 5(a)(iv), and

5(b)(ii), the Options (A) shall vest as to 150,000 shares

on May 14, 2004, as to an additional 150,000 shares on May

14, 2005, and as to the remaining 150,000 shares on May 14,

2006, if the Executive remains employed by the Company on

those anniversaries, (B) shall have a term of ten years

(subject to earlier expiration as provided in the 2002

Stock Plan), (C) shall have a per-share exercise price

equal to the fair market value of a Share, as determined

under the 2002 Stock Plan, on May 14, 2003, and (D) shall

otherwise be subject to the same terms and conditions as

the stock option grants to other senior executives of the

Company for 2003.

(ii) Notwithstanding Section 3(c)(i), if before the Shares or the Options are granted there occurs an event resulting in

an adjustment pursuant to Section 11 of the 2002 Stock

Plan, a corresponding adjustment shall be made to the

numbers of shares set forth in Section 3(c)(i). In

addition, any event resulting in an adjustment pursuant to

Section 11 of the 2002 Stock Plan shall result in a

corresponding adjustment to the number of Options that vest

on the dates specified in Section 3(c)(i).

(iii) The Executive shall also receive regular grants of stock options and/or other equity awards in accordance with the

Company's practices as in effect from time to time during the

Employment Period; provided, however, that no such grants

shall be required to be made to the Executive before January

1, 2004.

(d) INCENTIVE, SAVINGS, AND RETIREMENT PLANS. In addition, the Executive shall be entitled, during the Employment Period, to participate in all other incentive, profit sharing, savings and deferred compensation plans, and retirement plans, practices, policies and programs, that are applicable generally to other senior executives of the Company, as in effect from time to time. Without limiting the generality of the foregoing, it is acknowledged that for purposes of the Schering-Plough Corporation Supplemental Executive

Retirement Plan (the "SERP"), the Executive shall accrue years of Service in

E-grade status (as defined in the SERP) beginning on the Commencement Date, and her accrued benefit under the SERP shall be fully vested at all times.

(e) WELFARE BENEFIT PLANS. During the Employment Period, the Executive and, if

applicable, the Executive's family, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical,

prescription, dental, disability, salary continuance, employee life, group life,

accidental death and travel accident insurance plans and programs) to the extent applicable generally to other senior executives of the Company, as in effect from time to time.

(f) EXPENSES. The Executive shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred by her during the Employment

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Period, in accordance with the policies, practices and procedures of the Company from time to time in effect, commensurate with her position and on a basis at least comparable to that provided to other senior executives actively employed by the Company.

(g) FRINGE BENEFITS AND PERQUISITES. During the Employment Period, the Executive

shall be entitled to fringe benefits and perquisites in accordance with the plans, practices, programs and policies of the Company from time to time in effect, commensurate with her position and at least comparable to those provided to other senior executives actively employed by the Company, including, without limitation, tax and financial planning services. For the Executive's safety and convenience, such benefits shall include transportation services for personal travel, subject to reasonable notice and availability; provided, that to the extent such services would result in imputed income to the Executive in excess of $25,000 per year under applicable U.S. federal tax law, they shall be subject to the prior consent of the CEO.

(h) OFFICE AND SUPPORT STAFF. During the Employment Period, the Executive shall be entitled to an office of a size and with furnishings and other appointments,

and to an exclusive personal secretary of her own choosing, and other assistance commensurate with her position and at least comparable to those provided to other senior executives actively employed by the Company.

(i) VACATION AND OTHER ABSENCES. During the Employment Period, the Executive

shall be entitled to paid vacation of at least four weeks per year, and such other paid absences whether for holidays, illness, personal time or any similar purposes, in accordance with the plans, policies, programs and practices of the

Company in effect from time to time, commensurate with her position and at least comparable to those provided to other senior executives actively employed by the

Company.

(j) DURING CHANGE OF CONTROL PERIOD. Without limiting the generality of the foregoing, during a Change of Control Period, the incentive, savings and retirement benefit opportunities (measured with respect to both regular and special incentive opportunities, to the extent, if any, that such distinction is applicable) and the other benefits provided to the Executive pursuant to

Sections 3(d), (e), (f), (g), (h) and (i) shall in no event be less than the most favorable such opportunities and benefits provided to the Executive by the

Company and its affiliates at any time during the 120-day period immediately preceding the Change of Control Date. In addition, notwithstanding anything herein or in the 2002 Stock Plan to the contrary, upon the Change of Control

Date, the Shares and the Options shall immediately vest in full, and the Options shall otherwise be treated in accordance with the terms and conditions of the

2002 Stock Plan.

4. Termination of Employment.

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(a) DEATH OR DISABILITY. The Executive's employment shall terminate automatically upon the Executive's death. Either the Executive or the Company,

upon a determination in good faith that the Disability (as defined below) of the

Executive has occurred, may give written notice in accordance with Section 13(b)

of this Agreement of her or its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the

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Company or the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement,

"Disability" shall mean, after reasonable accommodations have been provided to the Executive, the absence of the Executive from the Executive's duties with the

Company on a full-time basis for six consecutive months as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably).

(b) TERMINATION BY THE COMPANY. The Company may terminate the Executive's employment for Cause or without Cause, in accordance with Section 4(d) below.

For purposes of this Agreement, "Cause" shall mean (i) the Executive's willful and continued neglect of her duties under Section 2 of this Agreement (other than as a result of incapacity due to physical or mental illness or injury) that is not remedied within a reasonable period of time after a written demand for substantial performance is delivered to the Executive by the Board or the CEO which specifically identifies the manner in which the Board or the CEO believes that the Executive has neglected her duties, (ii) willful misconduct by the

Executive that results, or could reasonably be expected to result, in material harm to the business or reputation of the Company, or (iii) the Executive's conviction of (or plea of nolo contendere to) a felony involving moral turpitude. An act shall be considered "willful" if it is committed without reasonable belief that such act is in the best interests of the Company.

(c) TERMINATION BY THE EXECUTIVE. The Executive may terminate her employment for

Good Reason or without Good Reason, in accordance with Section 4(d) below. For the avoidance of doubt, the Executive's voluntary resignation in accordance with

Section 4(d) below shall not constitute a breach of this Agreement. For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following without the Executive's consent:

(i) the assignment to the Executive of any duties substantially inconsistent in any respect with the Executive's position

(including status, offices, titles and reporting

requirements), authority, duties or responsibilities as

contemplated by Section 2(a) of this Agreement, or any

other action by the Company which results in a diminution

in such position, authority, duties, or responsibilities or

in the Executive's title, excluding for this purpose an

isolated, insubstantial and inadvertent action not taken in

bad faith and which is remedied by the Company within 15

days after receipt of notice thereof given by the Executive;

(ii) the Company's requiring the Executive (A) at any time

during the Employment Period, to be based at any office or

location that is 35 miles or further from the previous

office or location where the Executive was based, or (B)

during the Change of Control Period, to travel on Company

business to a substantially greater extent than required

prior to the Change of Control Date;

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(iii) any failure by the Company to comply with any of the

provisions of Section 3 of this Agreement, other than an

isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly

after receipt of notice thereof given by the Executive;

(iv) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this

Agreement;

(v) notice by the Company at any time, pursuant to Section 1,

of its election to terminate or otherwise not extend the

Employment Period; or

(vi) any failure by the Company to comply with and satisfy Section

10(c) of this Agreement, provided that the successor has

received at least ten days' prior written notice from the

Company or the Executive of the requirements of Section 10(c)

of this Agreement.

For purposes of this Section 4(c): (I) during the Change of Control Period, any good faith determination of Good Reason made by the Executive shall be conclusive and binding on the Company; and (II) the Executive shall be considered to have consented to an action or failure to act by the Company described above if she consents to such action or failure to act in writing.

(d) PROCESS FOR TERMINATION. Any termination of the Executive's employment,

other than as a result of her death or Disability, shall be implemented by the initiating party's giving a Notice of Termination to the other party, in accordance with Section 13(b) of this Agreement. For purposes of this Agreement,

a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement (if any) relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination

(as defined in Section 4(e)) is other than the date of receipt of such notice,

specifies the Date of Termination (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company,

respectively, from asserting such fact or circumstance in enforcing the

Executive's or the Company's rights hereunder.

(e) DATE OF TERMINATION. If the Executive's employment is terminated for any reason other than the Executive's death or Disability, the "Date of Termination"

shall be the date of receipt of the Notice of Termination or any later date specified therein, as the case may be. If the Executive's employment is terminated by reason of the Executive's death, the "Date of Termination" shall be the date of death. If the Executive's employment is terminated by reason of the Executive's Disability, the "Date of Termination" shall be the Disability

Effective Date.

(f) NOTICES OF NONRENEWAL. If the Company shall deliver to the Executive a written notice of its election to terminate the Executive's employment at the end of the Employment Period as provided in the proviso to Section 1, then the

Executive shall have the right to terminate her employment for Good Reason. If the Executive shall deliver to the


Company such a notice, then her employment shall be deemed to have been terminated by her without Good Reason upon the expiration of the Employment Period.

5. Obligations of the Company upon Termination.

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(a) GOOD REASON OR DURING THE WINDOW PERIOD; OTHER THAN FOR CAUSE, DEATH OR

DISABILITY. If, during the Employment Period, the Company shall terminate the

Executive's employment other than for Cause (and other than due to Disability),

the Executive shall terminate her employment for Good Reason at any time, or the

Executive shall terminate her employment for any reason during the 30-day period

(the "Window Period") immediately following the first anniversary of the Change of Control Date:

(i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

(A) the sum of (1) the Executive's Base Salary through the Date of Termination to the extent not theretofore paid; (2) any

compensation previously deferred by the Executive (together

with any accrued interest or earnings thereon) to the

extent the Executive has elected to accelerate such

compensation on her termination; (3) any accrued vacation

pay; and (4) unreimbursed expenses due the Executive

pursuant to Section 3(f), in each case to the extent not

theretofore paid (the sum of the amounts described in

clauses (1)-(4) shall be hereinafter referred to as the

"Accrued Obligations");

(B) the product of (1) the greater of (I) the highest Annual

Bonus (annualized for any fiscal year consisting of less

than twelve full months) earned by the Executive under the

Cash Bonus Plans in respect of the three most recent full

fiscal years ending on or prior to the Date of Termination,

or (II) the Executive's target Annual Bonus for the fiscal

year during which the Date of Termination occurs (such

greater amount, the "Highest Annual Bonus") and (2) a

fraction, the numerator of which is the number of days in

the fiscal year of such termination through the Date of

Termination, and the denominator of which is 365 (such

fraction, the "Fraction," and such product, the "Pro-Rata

Bonus");

(C) the product of (1) the Multiple (as defined in Section

11(e) below) and (2) the sum of (x) the Executive's Annual

Base Salary (determined without regard to any reduction

constituting Good Reason), (y) the Highest Annual Bonus and

(z) the highest of the amounts contributed on behalf of the

Executive under the Schering Corporation Employee's Profit

Sharing Plan or any successor or replacement plan thereto

and the Schering Corporation Profit Sharing Excess Benefits

Plan or any successor or replacement plan thereto, for each

of the three most recently completed fiscal years preceding

the Date of Termination (and annualized for any fiscal year

consisting of less than twelve full months) or, if no such


contributions have yet been made, the amounts (determined

on an annualized basis) that would have been so contributed

with respect to the year in which the Date of Termination

occurs (the "Highest Profit Sharing Contribution"); and

(D) the product of (I) the Highest Profit Sharing Contribution,

and (II) the Fraction;

(ii) for a number of years from and after the Date of

Termination equal to the Multiple, or such longer period as

any plan, program, practice or policy may provide, the

Company shall continue benefits to the Executive and/or the

Executive's family at least equal to those which would have

been provided to them in accordance with the plans,

programs, practices and policies described in Section 3(e)

of this Agreement if the Executive's employment had not

been terminated, in accordance with the most favorable

plans, practices, programs or policies of the Company as in

effect and applicable generally to other senior executives

of the Company and their families during the 90-day period

immediately preceding the Date of Termination or, if more

favorable to the Executive, as in effect at any time

thereafter or, if more favorable to the Executive, as in

effect generally at any time thereafter with respect to

other senior executives of the Company and their families,

and for purposes of determining eligibility of the

Executive for retiree benefits pursuant to such plans,

practices, programs and policies, the Executive shall be

considered to have remained employed for a number of years

after the Date of Termination equal to the Multiple;

provided, however, that if the Executive becomes reemployed

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with another employer and is eligible to receive medical or other welfare benefits under another employer provided

plan, the medical and other welfare benefits described

herein shall be secondary to those provided under such

other plan during such applicable period of eligibility;

and, provided, further, that to the extent that the

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Company's plans, programs and arrangements do not permit

such continuation of the Executive's participation

following her termination, the Company shall provide the

Executive, no less frequently than quarterly in advance

with an amount which, after taxes, is sufficient for her to

purchase equivalent benefits (the continuation of welfare

benefits for the applicable period set forth in this

Section 5(a)(ii) shall be hereinafter referred to as

"Welfare Benefit Continuation");

(iii) for purposes of calculating the Executive's benefits (and benefits due to the Executive's beneficiaries) under the

SERP, the following special rules shall apply: (A) if the

Date of Termination occurs before the Executive's 60th

birthday, the Executive's Benefit (as that term is used in

the SERP) shall in no event be less than 26 percent of her

Average Final Earnings (as defined in the SERP, subject to

clause (B) of this sentence, and provided that if the

Executive has been employed by the Company for fewer than

sixty months, Average Final Earnings shall be based upon

her Earnings


during the period of her employment with the Company), payable in accordance with the payment provisions of the SERP, but

immediately in a lump sum or in the form of an annuity

commencing immediately, and without reduction for early

payment; and (B) no compensation paid pursuant to this Section

5(a), other than pursuant to Section 5(a)(i)(A)(1) and Section

5(a)(i)(B), shall be taken into account in determining the

Executive's Average Final Earnings;

(iv) notwithstanding any provision of the applicable plans and agreements to the contrary, the Shares and the Options

shall immediately vest in full and the Executive shall be

treated for purposes of all equity awards (including

without limitation the Shares and the Options) granted to

her by the Company that she holds immediately before the

Date of Termination as if she had incurred a "Termination

of Employment by reason of retirement" within the coverage

of Section 6(f)(i) of the 2002 Stock Plan (if such awards

were granted under the 2002 Stock Plan) or as if she had

retired (if such awards were granted under any other plan);

and

(v) the Company shall timely provide the Executive with any Other

Benefits as provided in Section 6, and fulfill any

indemnification and insurance obligations it may have pursuant to Section 13(h).

(b) DISABILITY OR DEATH. If the Executive's employment is terminated during the

Employment Period by reason of the Executive's Disability or death:

(i) the Company shall pay the Accrued Obligations and the

Pro-Rata Bonus to the Executive (or, in the event of

termination of employment due to the death of the

Executive, to the Executive's estate or beneficiary) in a

lump sum in cash within 30 days after the Date of

Termination;

(ii) notwithstanding any provision of the applicable plans and agreements to the contrary, the Shares and the Options

shall immediately vest in full and the Executive shall be

treated for purposes of all equity awards (including

without limitation the Shares and the Options) granted to

her by the Company that she holds immediately before the

Date of Termination as if she had incurred a "Termination

of Employment by reason of retirement" within the coverage

of Section 6(f)(i) of the 2002 Stock Plan (if such awards

were granted under the 2002 Stock Plan) or as if she had

retired (if such awards were granted under any other plan);

(iii) if the Executive's termination of employment was by reason of

Disability, the Executive shall receive Welfare Benefit

Continuation under the same terms as if her termination of

employment had entitled her to such benefits pursuant to

Section 5(a)(ii); and

(iv) the Company shall have no further obligations to the Executive or to the Executive's legal representatives under this

Agreement other than the


timely payment or provision of Other Benefits, and any

indemnification and insurance obligations pursuant to Section

13(h).

(c) CAUSE; OTHER THAN FOR GOOD REASON. If, during the Employment Period, the

Executive's employment shall be terminated for Cause, the Company shall have no further obligations to the Executive under this Agreement other than the obligation to pay to the Executive the Accrued Obligations, the timely payment or provision of Other Benefits, and any indemnification and insurance obligations pursuant to Section 13(h). If the Executive terminates employment during the Employment Period, excluding any termination for Good Reason, any termination during the Window Period for any reason or a termination due to

Disability, the Company shall have no further obligations to the Executive,

other than to pay all Accrued Obligations and the Pro-Rata Bonus, the timely payment or provision of Other Benefits, and any indemnification and insurance obligations pursuant to Section 13(h). In either such case, the Accrued

Obligations and, if applicable, the Pro-Rata Bonus, shall be paid to the

Executive in a lump sum in cash within 30 days of the Date of Termination.

(d) RESOLUTION OF DISPUTES. If there shall be any dispute between the Company and the Executive about (i) in the event of any termination of the Executive's employment by the Company, whether such termination was for Cause, or (ii) in the event of any termination by the Executive of her employment, whether such termination was for Good Reason or, if such termination occurs during the Change of Control Period, whether the Executive determined in good faith that Good

Reason existed, then, unless and until there is a final, nonappealable judgment by a court of competent jurisdiction declaring that such termination was for

Cause or that such termination was not for Good Reason or, if such termination occurs during the Change of Control Period, that such determination of Good

Reason was not made in good faith, the Company shall pay all amounts, and provide all benefits, to the Executive and/or her family or other beneficiaries,

as the case may be, that the Company would be required to pay or provide pursuant to Section 5(a) as though such termination were by the Company without

Cause or by the Executive with Good Reason; provided, however, that the Company shall not be required to pay any disputed amounts pursuant to this Section 5(d)

except upon receipt of an undertaking by or on behalf of the Executive to repay all such amounts to which she is ultimately adjudged by such court not to be entitled.

6. Non-exclusivity of Rights; Other Benefits. Except as provided in

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Sections 5(a)(ii), 5(b) and 5(c) of this Agreement and in the last sentence of this Section 6, nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan provided by the Company or any of its Affiliated Companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement entered into after the date hereof with the

Company or any of its Affiliated Companies. Amounts which are vested (or earned)

benefits or incentive compensation or which the Executive (or her family) is otherwise entitled to receive under any plan of, or any contract or agreement entered into after the date hereof with, the Company or any of its Affiliated

Companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, contract or agreement except as explicitly modified by this Agreement ("Other Benefits"). Without limiting the generality of the foregoing, if the Executive's employment is terminated by reason of the

Executive's Disability or death during the Employment Period, the Executive and/or the Executive's legal representatives and beneficiaries shall be entitled to


receive all disability, death and/or other benefits provided for under the

Company's employee benefit plans in which the Executive was a participant before such termination (which also are considered "Other Benefits"). Notwithstanding the foregoing, the term "Other Benefits" shall not include, and in no event shall the Executive be entitled to receive, any severance pay or severance benefits under any plan, policy, practice or program of the Company or any of its Affiliated Companies, it being understood and agreed that this Agreement contains the sole and exclusive provisions for the Executive's severance pay and severance benefits.

7. No Offset. The Company's obligation to make the payments provided

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for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the

Executive under any of the provisions of this Agreement and, except as provided in Section 5(a)(ii) of this Agreement, such amounts shall not be reduced whether or not the Executive obtains other employment.

8. Certain Additional Payments by the Company.

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(a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment (within the meaning of Section 280G of the

Internal Revenue Code of 1986, as amended (the "Code") or any successor provision) or distribution by the Company or any of the Affiliated Companies to

or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section

8) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code (or any successor provision) or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the

"Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the

Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, all income taxes, employment taxes and Excise Tax, imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the

Payments. The Company's obligations to make Gross-Up Payments under this Section

8 shall not be conditioned upon the Executive's termination of employment.

(b) Subject to the provisions of Section 8(c), all determinations required to be made under this Section 8, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a nationally recognized accounting firm designated by the Company and reasonably acceptable to the Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 8, shall be paid by the Company to the Executive within five days of the receipt of the Accounting


Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of a negligence,

substantial understatement or similar penalty. Any determination by the

Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that

Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 8(c) and the Executive thereafter is required to make a payment of any

Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

(c) The Executive shall notify the Company in writing of any claim by the

Internal Revenue Service that, if successful, would require the payment by the

Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which she gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due).

If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

(i) give the Company any information reasonably requested by the Company relating to such claim,

(ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal

representation with respect to such claim by an attorney

reasonably selected by the Company,

(iii) cooperate with the Company in good faith in order

effectively to contest such claim, and

(iv) permit the Company to participate in any proceedings

relating to such claim; PROVIDED, HOWEVER, that the Company

shall bear and pay directly all costs and expenses

(including additional interest and penalties) incurred in

connection with such contest and shall indemnify and hold

the Executive harmless, on an after-tax basis, for any

Excise Tax or income tax (including interest and penalties

with respect thereto) imposed as a result of such

representation and payment of costs and expenses. Without

limitation on the foregoing provisions of this Section

8(c), the Company shall control all proceedings taken in

connection with such contest and, at its sole option, may

pursue or forgo any and all administrative appeals,

proceedings, hearings and conferences with the taxing

authority in respect


of such claim and may, at its sole option, either direct the

Executive to pay the tax claimed and sue for a refund or to

contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction

and in one or more appellate courts, as the Company shall

determine; PROVIDED, HOWEVER, that if the Company directs the

Executive to pay such Claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the

Executive harmless, on an after-tax basis, from any Excise

Tax or income tax (including interest or penalties with

respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance;

and PROVIDED FURTHER that any extension of the statute of

limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested

amount. Furthermore, the Company's control of the contest

shall be limited to issues with respect to which a Gross-Up

Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other

taxing authority.

(d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 8(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 8(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 8(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof,

the amount of Gross-Up Payment required to be paid.

9. Confidential Information and Competitive Conduct.

------------------------------------------------

(a) The Executive shall hold in a fiduciary capacity for the benefit of the

Company all secret or confidential information, knowledge or data relating to the Company or any of its Affiliated Companies and their respective businesses,

which shall have been obtained by the Executive during the Executive's employment by the Company or any of its Affiliated Companies and which shall not be or become public knowledge or generally known within the pharmaceutical industry (other than by acts by the Executive or representatives of the

Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process,

communicate or divulge any such information, knowledge or data to anyone other than to the Executive's attorneys or to the Company and to those designated by the Company.


(b) During the Noncompetition Period (as defined below), the Executive shall not, without the prior written consent of the Board (which consent shall not be unreasonably withheld), engage in or become associated with a Competitive

Activity. For purposes of this Section 9(b): (i) the "Noncompetition Period"

means (A) the period during which the Executive is employed by the Company, plus

(B) one year following the termination of such employment only (I) in a

Specified Termination as defined in the last sentence of this Section 9(b), or

(II) if by the Company for Cause; (ii) a "Competitive Activity" means any venture, enterprise, company, business or endeavor which is in competition with the Company or any of its Affiliated Companies in fields in which the Company and its Affiliated Companies have annual sales of more than $10,000,000; and

(iii) the Executive shall be considered to have become "associated with a

Competitive Activity" if the Executive becomes directly or indirectly involved as an owner, principal, employee, officer, director, independent contractor,

representative, stockholder, financial backer, agent, partner, advisor, lender,

or in any other individual or representative capacity with any individual,

partnership, corporation or other organization that is engaged in a Competitive

Activity. Notwithstanding the foregoing: (x) the Executive may make and retain investments during the Noncompetition Period which do not constitute a controlling interest of any entity engaged in a Competitive Activity, if such investment is made on a passive basis and the Executive does not act as an employee, officer, director, independent contractor, representative, agent or advisor with respect to such entity, and so long as the making or retaining of such investment is not contrary to the best interests of the Company, as determined in good faith by a majority of the Board (excluding the Executive);

and (y) the Executive shall not be considered to violate this Section 9(b) as a result of her complying with law or legal process or as a result of her cooperating with any of her prior employers in connection with litigation relating to matters in which she was substantially involved, provided that (A)

the Executive does not receive any compensation for such cooperation, other than reimbursement of her expenses, (B) neither the Company nor any of its Affiliated

Companies is a party adverse to such prior employer in such litigation, and (C)

the Executive notifies the CEO and the General Counsel of the Company before beginning such cooperation and provides them with any information they may reasonably request, from time to time, regarding such cooperation. A "Specified

Termination" means a termination of the Executive's employment by the Executive without Good Reason that occurs before the earlier of a Change of Control or the second anniversary of the Commencement Date (a "Specified Termination"), but

only if, within fifteen days after the date that the Company receives the

Executive's Notice of Termination, the Company notifies the Executive that it elects for this Section 9(b) to continue to be applicable and that it agrees to pay the Executive, within 30 days after the Date of Termination, in addition to any other amounts or benefits to which she may be entitled under Section 5(c),

the amount determined under Section 5(a)(i)(C) assuming the Multiple equals one,

and to continue providing benefits to the Executive as described in Section

5(a)(ii) assuming the Multiple equals one.

(c) The Executive acknowledges and agrees that: (i) the purpose of the foregoing covenants is to protect the goodwill, trade secrets and other confidential information of the Company; (ii) because of the nature of the business in which the Company and its Affiliated Companies are engaged and because of the nature of the confidential information to which the Executive has access, it would be impractical and excessively difficult to determine the actual damages of the

Company and its Affiliated Companies in the event the Executive breached any of the covenants of this Section 9; and (iii) remedies at law (such as monetary damages) for any breach of the Executive's obligations under this Section 9 would be inadequate. The Executive


therefore agrees and consents that if she commits any breach of a covenant under this Section 9 or threatens to commit any such breach, the Company shall have the right (in addition to, and not in lieu of, any other right or remedy that may be available to it) to temporary and permanent injunctive relief from a court of competent jurisdiction, without posting any bond or other security and without the necessity of proof of actual damage. With respect to any provision of this Section 9 finally determined by a court of competent jurisdiction to be unenforceable, the Executive and the Company hereby agree that such court shall have jurisdiction to reform this Agreement or any provision hereof so that it is enforceable to the maximum extent permitted by law, and the parties agree to abide by such court's determination. If any of the covenants of this Section 9 are determined to be wholly or partially unenforceable in any jurisdiction, such determination shall not be a bar to or in any way diminish the Company's right to enforce any such covenant in any other jurisdiction.

(d) It is acknowledged that during the course of her employment with Pharmacia

Corporation ("Pharmacia"), the Executive was granted options (the "Prior

Options") to acquire Pharmacia stock, which have now been converted into options to acquire stock of Pfizer Inc. ("Pfizer") as a result of the merger of

Pharmacia and Pfizer. The Executive agrees that (1) before the third anniversary of the Commencement Date, all of the Prior Options shall either be exercised or shall expire, (2) if the market price of the securities underlying any Prior

Option is, at any time before the third anniversary of the Commencement Date,

greater than twice the exercise price of such Prior Option, then the Executive shall, as promptly as practicable thereafter, exercise such Prior Option, and

(3) she shall dispose of all securities acquired by exercise of any Prior Option as promptly as practicable following such exercise. If the Executive complies with the foregoing provisions of this Section 9(d), then her retention of the

Prior Options shall not be deemed to violate Section 9(b).

(e) In no event shall an asserted violation of the provisions of this Section 9 constitute a basis for deferring or withholding any amount otherwise payable to the Executive under this Agreement.

10. Successors and Assignability.

----------------------------

(a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

(b) No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the

Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the business and assets of the Company and such assignee or transferee assumes the liabilities,

obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.


(c) The Company will cause any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this

Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

11. Certain Definitions. The following defined terms used in this

-------------------

Agreement shall have the meanings indicated:

(a) "Affiliated Company" of the Company shall mean any company controlled by,

controlling or under common control with the Company.

(b) The "Change of Control Date" shall mean the first date on which a Change of

Control occurs. Anything in this Agreement to the contrary notwithstanding, if a

Change of Control occurs and if the Executive's employment with the Company is terminated or any event constituting Good Reason occurs prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the

Executive that such termination or event (i) was at the request of a third party who has taken steps reasonably calculated to effect the Change of Control or

(ii) otherwise arose in connection with or anticipation of the Change of

Control, then for all purposes of this Agreement the "Change of Control Date"

shall mean the date immediately prior to the date of such termination or cessation.

(c) The "Change of Control Period" shall mean the period commencing on the

Change of Control Date and ending on the third anniversary thereof.

(d) "Change of Control" shall mean:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the

Securities Exchange Act of 1934, as amended (the "EXCHANGE

ACT")) (a "PERSON") of beneficial ownership (within the

meaning of Rule 13d-3 promulgated under the Exchange Act)

of securities of the Company where such acquisition causes

such Person to own 20% or more of either (A) the then

outstanding shares of common stock of the Company (the

"Outstanding Company Common Stock") or (B) the combined

voting power of the then outstanding voting securities of

the Company entitled to vote generally in the election of

directors (the "Outstanding Company Voting Securities");

provided, however, that for purposes of this Section

11(d)(i), the following acquisitions shall not be deemed to

result in a Change of Control: (1) any acquisition

directly from the Company, (2) any acquisition by the

Company, (3) any acquisition by any employee benefit plan

(or related trust) sponsored or maintained by the Company

or any corporation controlled by the Company or (4) any

acquisition by any corporation pursuant to a transaction

which complies with clauses (A), (B), and (C) of Section

11(d)(iii); and provided, further, that if any Person's

beneficial ownership of the Outstanding Company


Voting Securities reaches or exceeds 20% as a result of a

transaction described in clause (A) or (B) above, and such

Person subsequently acquires beneficial ownership of

additional voting securities of the Company, such

subsequent acquisition shall be treated as an acquisition

that causes such Person to own 20% or more of the

Outstanding Company Voting Securities; or

(ii) Individuals who, as of the date hereof, constitute the

Board (the "Incumbent Board") cease for any reason to

constitute at least a majority of the Board; PROVIDED,

HOWEVER, that any individual becoming a director subsequent

to the date hereof whose election, or nomination for

election by the Company's shareholders, was approved by a

vote of at least a majority of the directors then

comprising the Incumbent Board shall be considered as

though such individual were a member of the Incumbent

Board, but excluding, for this purpose, any such individual

whose initial assumption of office occurs as a result of an

actual or threatened election contest with respect to the

election or removal of directors or other actual or

threatened solicitation of proxies or consents by or on

behalf of a Person other than the Incumbent Board; or

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction

involving the Company or any of its subsidiaries, or a sale

or other disposition of all or substantially all of the

assets of the Company or the acquisition of assets or stock

of another entity by the Company or any of its subsidiaries

(each, a "Business Combination"), in each case, unless,

following such Business Combination, (A) all or

substantially all of the individuals and entities who were

the beneficial owners, respectively, of the Outstanding

Company Common Stock and Outstanding Company Voting

Securities immediately prior to such Business Combination

beneficially own, directly or indirectly, more than 50% of,

respectively, the then outstanding shares of common stock

and the combined voting power of the then outstanding

voting securities entitled to vote generally in the

election of directors, as the case may be, of the

corporation resulting from such Business Combination

(including, without limitation, a corporation which as a

result of such transaction owns the Company or all or

substantially all of the Company's assets either directly

or through one or more subsidiaries) in substantially the

same proportions as their ownership, immediately prior to

such Business Combination of the Outstanding Company Common

Stock and Outstanding Company Voting Securities, as the

case may be, (B) no Person (excluding any corporation

resulting from such Business Combination or any employee

benefit plan (or related trust) of the Company or such

corporation resulting from such Business Combination)

beneficially owns, directly or indirectly, 20% or more of,

respectively, the then outstanding shares of common stock

of the corporation resulting from such Business Combination

or the combined voting power of the then outstanding voting

securities of such corporation


except to the extent that such ownership existed prior to the

Business Combination, and (C) at least a majority of the

members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent

Board at the time of the execution of the initial agreement,

or of the action of the Board, providing for such Business

Combination; or

(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(e) The "Multiple" shall mean (1) if the Date of Termination is during the

Change of Control Period, three, and (2) otherwise, two.

12. Legal Fees.

----------

(a) The Company shall reimburse the Executive for all legal fees and expenses which the Executive may reasonably incur in connection with negotiation of this

Agreement, but not in excess of $25,000. If any payment made to the Executive pursuant to this Section 12(a) results in the Executive being subject to any federal, state, or local income tax, the Company shall pay to the Executive an additional amount (the "Additional Amount") such that the net amount that the

Executive receives from payments (including the Additional Amount) pursuant to this Section 12(a) after paying all applicable federal, state, and local income and employment taxes thereon (including on the Additional Amount) equals the amount that she would have received from payments pursuant to this Section 12(a)

if no federal, state, or local income or employment taxes applied to any such payments.

(b) The Company shall pay the Executive promptly as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur (together with interest thereon at the prime rate from time to time published in The Wall Street Journal, minus one percentage point, for any amount incurred and not paid within sixty days after Executive's request therefor) as a result of any contest (regardless of the outcome thereof) by the Company, the

Executive or others of the validity or enforceability of, or liability under,

any provision of this Agreement or any guarantee of performance thereof

(including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), unless the trier of fact in such contest determines that the Executive's position in such contest was frivolous or not maintained in good faith; provided, however, that in no event shall the Company be required to make reimbursements pursuant to this Section 12(b) that exceed

$125,000 in the aggregate, other than for any such contest by the Company unless the Company prevails as asserted on all material claims forming the basis for the Company's contest.

13. Miscellaneous.

-------------

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended, modified,

repealed, waived, extended or discharged except by an agreement in writing signed by the party against whom enforcement of such


amendment, modification, repeal, waiver, extension or discharge is sought. No person, other than pursuant to a resolution of the Board or a committee thereof,

shall have authority on behalf of the Company to agree to amend, modify, repeal,

waive, extend or discharge any provision of this Agreement or anything in reference thereto.

(b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party, by registered or certified mail,

return receipt requested, postage prepaid, or by reputable overnight courier,

addressed as follows:

If to the Executive:

-------------------

Carrie S. Cox

c/o Schering-Plough Corporation

2000 Galloping Hill Road

Kenilworth, New Jersey 07033-0530

If to the Company:

-----------------

Schering-Plough Corporation

2000 Galloping Hill Road

Kenilworth, New Jersey 07033-0530

Attention: General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

(c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this

Agreement.

(d) The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

(e) The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder,

including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4(c) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

(f) When used herein in connection with plans, programs and policies relating to the Executive, employees, compensation, benefits, perquisites, executive benefits, services and similar words and phrases, the word "Company" shall be deemed to include Schering Corporation, a wholly-owned subsidiary of the

Company.


(g) This instrument contains the entire agreement of the parties, and all promises, representations, understandings, arrangements and prior agreements are merged herein and superseded hereby.

(h) The Company shall indemnify the Executive and hold her harmless to the fullest extent provided under the Certificate of Incorporation of the Company and its Bylaws, and shall maintain one or more policies of officers liability insurance insuring the Executive, in each case to the fullest extent as similarly situated statutory officers or former statutory officers of the

Company; provided, however, that for the avoidance of doubt, if at any point no such policies are in place for the applicable similarly situated individuals,

the Company shall have no obligation to provide any such policies to the

Executive. The obligations of the Company to the Executive under this Section

13(h) shall continue to be valid, binding and enforceable both before and after the Executive has ceased to be an officer, employee or agent of the Company and its Affiliated Companies and a director, officer, employee or agent of all other corporations, partnerships, joint ventures, trusts and other enterprises for which the Executive served in such capacity at the Company's request for as long as the Executive may be subject to the claims for which such indemnification applies.

(i) The Company represents and warrants that (i) it is fully authorized by action of its Board or a duly authorized committee thereof (and of any other person, entity or body whose action is required) to enter into this Agreement and to perform its obligations under it; (ii) the execution, delivery and performance of this Agreement by it will not violate any applicable law,

regulation, order, judgment or decree or any agreement, plan or corporate governance document to which it is a party or by which it is bound; and (iii)

upon the execution and delivery of this Agreement by the parties, this Agreement shall be a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally. The Executive represents and warrants that (x) she has the free and unfettered right to enter into this

Agreement and to perform her obligations under it; (y) the execution, delivery and performance of this Agreement by her will not violate any contract or agreement to which she is a party or by which she is bound, and (z) upon the execution and delivery of this Agreement by the parties, this Agreement shall be a valid and binding obligation of the Executive, enforceable against her in accordance with its terms.

(j) This Agreement may be executed in counterparts, which together shall constitute one and the same original.


IN WITNESS WHEREOF, the Executive and, pursuant to due authorization from its Board of Directors, the Company have caused this Agreement to be executed as of the day and year first above written.

/s/ Carrie S. Cox

------------------------------------

Carrie S. Cox

SCHERING-PLOUGH CORPORATION

By: /s/ Fred Hassan

-------------------------------

Fred Hassan

Chairman and Chief Executive Officer

EXHIBIT A

RESTRICTED SHARES AGREEMENT

THIS AGREEMENT, dated as of May 12, 2003, between Schering-Plough

Corporation, a New Jersey corporation (the "Company"), and Carrie S. Cox (the

"Executive").

WHEREAS, the parties hereto have entered into an Employment Agreement, dated May 12, 2003 (the "Employment Agreement") (all capitalized terms used in this Agreement but not defined herein shall have the meanings given to them in the Employment Agreement");

WHEREAS, pursuant to Section 3(c) of the Employment Agreement, the

Company has promised to grant restricted Common Shares of the Company to the

Executive;

NOW, THEREFORE, in order to effectuate such grant, the parties hereto agree as follows:

1. Grant and Vesting of Restricted Shares.

--------------------------------------

(a) Subject to the provisions of this Agreement, the Company hereby grants to the Executive, as of May 15, 2003 (the "Grant Date"), 100,000 of the

Common Shares, par value $.50 per share, of the Company (the "Restricted

Shares").

(b) The Restricted Shares, if not forfeited earlier pursuant to Section 1(c), shall vest upon the first to occur of (i) the termination of the Executive's employment by the Company other than for Cause, (ii) the termination of the Executive's employment with the Company as a result of the death or Disability of the Executive, (iii) the termination of the Executive's employment by the Executive for Good Reason, (iv) the Change of Control Date, and (v) the

third anniversary of the Grant Date.

(c) If the Executive terminates her employment with the Company without Good Reason or the Company terminates the Executive's employment for Cause, in either case before the Restricted Shares vest, the Executive shall forfeit the Restricted Shares, effective on the Date of Termination.

(d) The period from the Grant Date until the Restricted Shares vest or are forfeited, as applicable, is referred to below as the "Restriction Period."

(e) The Company represents and warrants that the grant and issuance of the Restricted Shares have been duly authorized by the Board of Directors of the Company, and that upon the issuance thereof, the Restricted Shares shall be fully paid, validly issued and non-assessable.


2. Issuance of Shares.

------------------

The Restricted Shares shall be evidenced by a stock certificate or by book entry, as the Company may determine, in the Executive's name. If the Restricted Shares are evidenced by a stock certificate, then during the Restriction Period, such certificate may be issued to the Executive with such customary legends as the Company may deem appropriate, or held in escrow by the Company on behalf of the Executive. Upon the vesting of the Restricted Shares, the Company shall promptly deliver to the Executive a certificate evidencing the

Restricted Shares, free of all legends, or shall promptly cause any restrictions noted in the book entry to be removed.

3. Nontransferability of the Restricted Shares.

-------------------------------------------

During the Restriction Period, the Restricted Shares shall not be transferable by the Executive by means of sale, assignment, exchange, encumbrance, hypothecation, pledge or otherwise.

4. Changes in Capital.

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If the Common Shares of the Company shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, spin-off, recapitalization, merger, consolidation or other corporate reorganization in which the Company is the surviving corporation, or if the Company shall pay an extraordinary dividend on its Common Shares, or in the event of a similar corporate event (each, a "Corporate Event"), the number and/or kind of shares represented by the Restricted Shares may be appropriately adjusted, at the discretion of the Company; provided, however, that no adjustment or failure to adjust pursuant to this Section 4 may cause a diminution (measured immediately following such adjustment or failure to adjust) in the market value of the Restricted Shares.

5. Dividends and Distributions.

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The Executive shall be entitled to receive all dividends and distributions made with respect to the Restricted Shares, the record dates for which occur during the Restriction Period, and that do not result in an adjustment pursuant to Section 4, in the same form, and at the same time, as holders of the Company's Common Shares generally.

6. Other Rights as a Stockholder.

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Except as otherwise specifically provided in this Agreement, during the Restriction Period the Executive shall have all the rights of a stockholder with respect to the Restricted Shares, including without limitation the right to vote the Restricted Shares.

7. Miscellaneous.

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(a) The Executive acknowledges and agrees that the Restricted Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), and accordingly, the Restricted Shares may not be transferred except pursuant to a valid registration statement under the Act and applicable state securities laws or pursuant to an exemption therefrom.

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(b) The Company agrees that:

(i) no later than the six-month anniversary of the issuance of the Restricted Shares (or if earlier, as promptly as is practicable following the vesting of the Restricted Shares), it shall file with the Securities and Exchange Commission (the "SEC") and applicable state securities commissioners a registration statement on Form S-8 (or such applicable successor form) under the Act registering the resale of the Restricted Shares;

(ii) the Company will use all reasonable efforts and will cooperate with the SEC in order to cause the SEC to declare the registration statement including the Restricted Shares to be effective within a reasonable period of time after the filing thereof;

(iii) the Company will maintain the effectiveness of the registration statement including the Restricted Shares through (A) if the Restricted Shares vest pursuant to Section 1(b), the first anniversary of the conclusion of the Restriction Period or (B) if the Restricted Shares are forfeited pursuant to Section 1(c), the conclusion of the Restriction

Period;

(iv) simultaneously with the filing with the SEC of the registration statement that includes the Restricted Shares, the Company will apply to list the Restricted Shares for trading on the national securities exchange on which the Company's Common Shares are traded; and

(v) the Company will bear all costs of the registration and the listing of the Restricted Shares.

(c) The Executive acknowledges and agrees that notwithstanding the registration of the Restricted Shares with the SEC, the Restricted Shares shall not be transferable during the Restriction Period.

(d) No later than the date as of which an amount first becomes includible in the gross income of the Executive for federal income tax purposes with respect to any Restricted Share, the Executive shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld with respect to such amount. To the extent the Executive does not pay to the Company the required withholding taxes with respect to the Restricted Shares, the Company shall, to the extent permitted by law and upon notice to Executive, have the right to deduct any such taxes from any payment otherwise due to the Executive, including by withholding the distribution of some of the Restricted Shares.

(e) The Company agrees to pay any and all original issue taxes and share transfer taxes that may be imposed on the issuance of the Restricted Shares received by the Executive, together with any and all other fees and expenses necessarily incurred by the Company in connection therewith.

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(f) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by facsimile, overnight courier, or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:

Carrie S. Cox

c/o Schering-Plough Corporation

2000 Galloping Hill Road

Kenilworth, New Jersey 07033-0530

If to the Company:

Schering-Plough Corporation

2000 Galloping Hill Road

Kenilworth, New Jersey 07033-0530

Attention: General Counsel

or to such other address or facsimile number as any party shall have furnished to the other in writing in accordance with this Section 7(f). Notice and communications shall be effective when actually received by the addressee.

(g) Except as otherwise provided hereunder, this Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company.

(h) The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of New Jersey without reference to principles of conflict of laws, as applied to contracts executed in and performed wholly within the State of New Jersey.

(i) For purposes of this Agreement, employment with the Company shall include employment with any of the Company's affiliates, predecessors, or successors. This Agreement is not an employment agreement, and nothing in this Agreement shall confer upon the Executive any right to continue in the employ of the Company or any of its affiliates, predecessors, or successors, or interfere in any way with the right of the Company or any such entities to terminate the Executive's employment at any time.

(j) The invalidity or enforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(k) This Agreement may not be modified, amended or waived except by an instrument in writing signed by both parties hereto. The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

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(l) The headings of paragraphs herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Agreement.

(m) This Agreement may be executed in counterparts, which together shall constitute one and the same original.

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IN WITNESS WHEREOF, as of the date first above written, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and the Executive has hereunto set the Executive's hand.

SCHERING-PLOUGH CORPORATION

By: /s/ Fred Hassan

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Fred Hassan

Chairman and Chief Executive Officer

/s/ Carrie S. Cox

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Carrie S. Cox